UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 17, 2021

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC
8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Distribution Agency Agreement

On December 17, 2021, Tellurian Inc., a Delaware corporation (the “Company”), entered into a Distribution Agency Agreement (the “Distribution Agreement”) with T.R. Winston & Company, LLC (“T.R. Winston”). Pursuant to the terms of the Distribution Agreement, the Company may sell shares of its common stock, $0.01 par value per share, from time to time on the NYSE American or any other market for the common stock in the United States, T.R. Winston acting as agent, for aggregate sales proceeds of up to $200,000,000 (the “Equity Offering”).

Under the Distribution Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day, and any minimum price below which sales may not be made.

Subject to the terms and conditions of the Distribution Agreement, T.R. Winston may sell the shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE American, on any other existing trading market for the shares, or to or through a market maker. T.R. Winston may also sell the shares by other methods permitted by law, including in a privately negotiated transaction with the prior consent of the Company.

The Distribution Agreement provides that T.R. Winston will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross sales price per share sold through it as the Company’s agent under the Distribution Agreement.

The Company has no obligation to sell any shares under the Distribution Agreement, and the Company or T.R. Winston may suspend the Equity Offering subject to certain conditions. The Company has agreed in the Distribution Agreement to provide indemnification and contribution to T.R. Winston against certain liabilities, including liabilities under the Securities Act.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-235793) filed on January 3, 2020 with the Securities and Exchange Commission (the “SEC”), as amended by Post-effective Amendment No. 1 on April 28, 2020 (the “Registration Statement”). The Company filed a prospectus supplement, dated December 17, 2021, with the SEC in connection with the Equity Offering pursuant to the Distribution Agreement.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Davis Graham & Stubbs LLP relating to the legality of the shares of common stock being offered pursuant to the Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Distribution Agreement were made solely for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

At Market Issuance Sales Agreement

Also on December 17, 2021, the Company entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”) under which the Company may offer and sell, from time to time, up to an aggregate principal amount of $200,000,000 of the Company’s 8.25% Senior Notes due 2028 (the “Notes”) to or through B. Riley, as principal or agent (the “Notes Offering”). The Notes are additional notes issued under the Company’s indenture, first supplemental indenture and second supplemental indenture (collectively, the “indenture”), pursuant to which the Company previously issued $56,500,000 aggregate principal amount of Notes on November 10, 2021 and December 7, 2021 (the “Initial Notes”). The Notes will have the same terms as (except for the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date), form a single series of debt securities with and have the same CUSIP number and be fungible with, the Initial Notes immediately upon issuance, including for purposes of notices, consents, waivers, amendments and any other action permitted under the indenture.

Notes offered and sold under the Sales Agreement will be offered and sold under the Registration Statement. The Company filed a prospectus supplement, dated December 17, 2021, with the SEC in connection with the Notes Offering pursuant to the Sales Agreement.

The Notes may be offered and sold through B. Riley over a period of time and from time to time by any method permitted by law, including sales made directly on the NYSE American, on any other existing trading market for the Notes or to or through a market maker. B. Riley is not required to sell any specific aggregate principal amount of Notes but will act as the Company’s sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley and the Company. Under the Sales agreement, B. Riley will be entitled to compensation of up to 3.0% of the gross sales price of all Notes sold through it as the Company’s agent. The amount of net proceeds the Company will receive from the Notes Offering, if any, will depend upon the actual aggregate principal amount of Notes sold and the market price at which such Notes are sold. Because there is no minimum offering amount required as a condition to close the Notes Offering, the actual total public offering amount, commissions and net proceeds to the Company, if any, are not determinable at this time.

The Sales Agreement contains customary representations, warranties and covenants of the Company, indemnification obligations of the Company and B. Riley, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

Interest on the Notes will be paid quarterly in arrears on January 31, April 30, July 31 and October 31 of each year and at maturity. Interest on the Notes will accrue from the most recent interest payment date immediately preceding the respective dates of issuance of the Notes, except that Notes purchased after the applicable record date, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), will not begin to accrue interest until the interest payment date immediately following such record date. The Notes will mature on November 30, 2028. The Company may redeem the Notes for cash in whole or in part at any time at its option (i) on or after November 30, 2023 and prior to November 30, 2024, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after November 30, 2024 and prior to November 30, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after November 30, 2025 and prior to November 30, 2026, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after November 30, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, the Company may redeem the Notes, in whole or in part, at any time before November 30, 2023 at a redemption price equal to 100% of the principal amount of the Notes plus an applicable make-whole premium. The Notes will be issued in denominations of $25 and in integral multiples thereof.

The Notes will be senior unsecured obligations of the Company and will rank equal in right of payment with all of the Company’s existing and future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness, and the Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of the Company’s subsidiaries.

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The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Davis Graham & Stubbs LLP relating to the legality of the Notes being offered pursuant to the Sales Agreement is filed as Exhibit 5.2 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Sales Agreement were made solely for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “At Market Issuance Sales Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1‡	Distribution Agency Agreement, dated as of December 17, 2021, by and between Tellurian Inc. and T.R. Winston & Company, LLC

1.2‡	At Market Issuance Sales Agreement, dated as of December 17, 2021, by and between Tellurian Inc. and B. Riley Securities, Inc.

5.1	Opinion of Davis Graham & Stubbs LLP

5.2	Opinion of Davis Graham & Stubbs LLP

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

23.2	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name: Title:	L. Kian Granmayeh Executive Vice President and Chief Financial Officer

Date: December 17, 2021